UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2021

INTERFACE INC

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 17, 2021, Interface, Inc. (the “Company”) updated its Form of Severance Protection and Change in Control Agreement (the “Severance Protection Agreement”) which provides for certain severance benefits if the employment of an executive officer of the Company is terminated under certain circumstances. The agreement also contains provisions placing restrictions on the individual’s ability to compete with the Company for a period of 12 or 24 months following termination of employment, depending on the circumstances of termination. In general, the benefits for an involuntary termination are:

•In the event of a termination without cause, the executive is entitled to severance benefits equal to the executive’s annual base salary plus target annual bonus (payable for and over a 12-month period), a prorated annual bonus based on the date of termination, and continued health insurance benefits at the executive’s regular rate for 12 months.

•In the event of an involuntary separation from service or a separation from service for good reason within 24 months following a “change in control” (as defined in the agreement), the executive is entitled to severance benefits equal to two times the executive’s annual base salary plus two times the greater of (i) target annual bonus or (ii) the average bonus earned over the preceding three fiscal years (payable in a lump sum), a prorated annual bonus based on the date of termination, and continued health insurance benefits at the executive’s regular rate for 12 months.

•In the event of a termination for cause, the executive is entitled to no payment or compensation whatsoever, other than salary through the executive’s last day of employment, reimbursable expenses properly incurred through executive’s last day of employment, and such other amounts that in the ordinary course are due to be paid or delivered to the executive on or before the executive’s last day of employment.

On December 17, 2021, the Company entered into such agreements with named executive officers David Foshee (Vice President and General Counsel), Bruce Hausmann (Vice President and Chief Executive Officer), and James Poppens (Vice President and division president).

The foregoing description of the Form of Severance Protection and Change in Control Agreement is a summary and is qualified in its entirety by reference to the Form of Severance Protection and Change in Control Agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

Fourth Amendment to Credit Facility

As previously reported in its Current Report on Form 8-K filed on August 8, 2018, the Second Amended and Restated Syndicated Facility Agreement among the Company, certain of its wholly-owned foreign subsidiaries as co-borrowers, its material domestic subsidiaries as guarantors, Bank of America, N.A. as Administrative Agent and lender, and the other lenders party thereto became effective on August 7, 2018. As previously reported in (i) its Current Report on Form 8-K filed on December 23, 2019, the Company and the other parties to the facility agreement entered into the First Amendment to such facility agreement on December 18, 2019 (the “First Amendment”), (ii) its Current Report on Form 8-K filed on July 15, 2020, the Company and the other parties to the facility agreement entered into the Second Amendment to such facility agreement on July 15, 2020 (the “Second Amendment”) and (iii) its Current Report on Form 8-K filed on November 17, 2020, the Company and the other parties to the facility agreement entered into the Third Amendment to such facility agreement on November 17, 2020 (the “Third Amendment”; as so amended by the First Amendment, the Second Amendment and the Third Amendment, the “Existing Facility Agreement”).

The Company entered into a Fourth Amendment (the “Fourth Amendment”), dated as of December 9, 2021, to the Existing Facility Agreement, and the amendments to the provisions of the Existing Facility Agreement as set forth therein became effective on December 16, 2021 (as so amended, the “Credit Facility”). The Fourth Amendment provides for, among other changes, the following amendments to the Existing Facility Agreement:

•amending certain provisions therein to replace the LIBOR interest rate benchmark applicable to loans and/or other extensions of credit under the Credit Facility that are denominated in Pounds Sterling and Euros (the “Loans”) with the following replacement benchmark rates (the “Successor Benchmark Rates”): (i) the Euro Short Term Rate as administered by European Central Bank (“€STR”), in the case of any such Loans comprised of European Swing Line Loans (as defined in the Credit Facility) denominated in Euros, (ii) the Euro Interbank Offered Rate (“EURIBOR”) for the applicable interest period, in the case of any such Loans (other than European Swing Line Loans) denominated in Euros, and (iii) the Sterling Overnight Index Average Reference Rate (“SONIA”) plus 0.1193% per annum (the “SONIA Adjustment”), in the case of any Loans denominated in Pounds Sterling, in each case, subject to a floor of zero percent;

•amending certain provisions therein to set forth and/or provide for the making of certain conforming changes related to the implementation, use and administration of such Successor Benchmark Rates, and to set forth certain borrowing requirements in regards to the Loans; and

•amending certain provisions therein dealing with the interest rate replacement provisions in the case where any interest rate benchmark (including, but not limited to the Successor Benchmark Rates) applicable to the loans and/or other extensions of credit under the Credit Facility, or to any fees thereunder calculated by reference to such benchmarks, in the future ceases to be available.

The foregoing description of the Fourth Amendment set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Severance Protection and Change in Control Agreement
99.2	Fourth Amendment to Second Amended and Restated Syndicated Facility Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: December 21, 2021